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                                                                   Exhibit 10.41

                                      LEASE

         THIS AGREEMENT, made the 17th day of October, 1994 JOSEPH V. SALVUCCI ( hereinafter called "LANDLORD"), Party of the First Part. and BUSCH CO (hereinafter called "Tenant" of the Second Part.

         In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

         1. THE PREMISES

         Landlord does demise and lease to the Tenant and Tenant agrees to lease from Landlord all that certain portion of building (hereinafter called "Premises") having a municipal address of 51 Bridge Street, Etna, PA, and containing 1,000 square feet of space, more fully identified in the exhibit attached and made a part of hereof.

         2. TERM

         To have and to hold the Premises for the term of one year, commencing on the 1st day of October, 1994, and ending on the 30th day of September, 1995, unless otherwise terminated.

         3. RENT

         The tenant shall without deduction of right or offset pay to the Landlord the total rent of Two Thousand Five Hundred Twenty Dollar (2,520.00) payable in monthly installments of Two Hundred Ten Dollars ($210.) on or before the first day of each month until the whole amount of said rent is paid. The first installment of Two Hundred Ten Dollars ($210.00), being rent for the period of October, 1994, shall be due on the signing of this Lease. In addition, the Tenant agrees to pay the Landlord any other sum or sums herein reserved as additional rentals. The rentals recited herein shall be increased by ten percent (10%) each month the rent is overdue by more than five (5) days.

         4. SECURITY DEPOSIT

         As security for the performance of the terms and conditions of this Lease, Tenant has deposited in escrow with Landlord's Agent, the sum of Two Hundred Dollars ($200.00) on the signing of this Lease. Provided Tenant has compiled with all the terms and conditions of this Lease, such sums will be returned to

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the Tenant within thirty (30) days after the expiration of this Lease term or any extension thereto, less any sums necessary for repairs to damaged caused by Tenant over and above natural wear and tear. Landlord's Agent will hold the security deposit in a federally insured financial institution with interest accruing to the benefit of the Tenant. In the event of default by the Tenant, principal and interest may be taken by the Landlord and applied toward the cure of such default.

         5. USE AND OCCUPANCY

         Tenant covenants to use and occupy the leased Premises only for storage and related uses. Landlord acknowledges that, to the best of his knowledge at this time, the Premises' zoning permits the aforementioned use. If Tenant is unable to obtain municipal zoning permission the start of his Lease to operate his business under the aforementioned use, Tenant shall have the right to cancel this Lease in which case Tenant's sole remedy will be to have all rental monies and any security deposits paid on account returned to Tenant. Tenant shall obtain, at his own cost and expense, any licenses and permits necessary for Tenant to legally operate his aforementioned business in the Premises. Landlord agrees, upon request by Tenant, to sign promptly and without a charge therefore, any application for any licenses and permits where signature of Landlord is required BY applicable laws in force at the time so long as Landlord incurs no cost in connection therewith.

         6. ENVIRONMENTAL CONCERNS

         Landlord acknowledges that to the best of his knowledge the premises are in compliance with the United States Government's Comprehensive Environmental Response Compensation and Liability Act. Tenant may, at his option and expense, prior to the first day of the lease, have the right to conduct an examination and analysis of the soil and structures of his to be demised Premises to determine the existence and levels of any environmentally hazardous materials as may be identified in the aforementioned act. If the existence of any environmentally hazardous materials is identified, tenant may, at his options, terminate his lease or elect to enter into the lease agreement, in which event tenant assumes the responsibility for the removal of said materials. If tenant does not have testing done and takes possession of his demised premises, tenant herein acknowledges that the demised premises are environmentally in compliance with the aforementioned Act and any environmentally hazardous materials found on the demised premises during the term of tenant's lease or prior to a subsequent tenant's possession, shall be

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deemed to be the sole responsibility of tenant and the correction thereof shall be at tenant's sole cost and expense.

         7. UTILITY CHARGES

         Landlord will provide electric to the leased premises. Landlord will pay for Tenant's electric usage as long as the electric bills do not exceed the monthly electric bills for the 12 months of 1993 by more than three (3%) per cent as measured by the usage on said bills. Any increase over that factor will be billed to Tenant. The cost of all utilities billed to Tenant by Landlord shall be considered rent and collected as such with like remedies for the non-payment thereof.

         8. TAXES

         The Landlord shall pay the 1994 base year real estate taxes. In the event the taxes levied and assessed against the real estate are increased beyond that imposed for the year 1994, whether occasioned by an increase in millage or an increase in assessment or otherwise, the Tenant shall pay, as additional rent, his proportionate share of any increase based upon the square footage of Tenant's space as a fraction of the total square footage of the building over the base year during the term of this Lease, or any renewal thereof based upon his square footage occupied. This includes county, municipal and school district taxes and shall apply to any tax measured by the value or use of the real estate. Payment shall be made to landlord in a lump sum within thirty (30) days of Landlord's written notice to Tenant with appropriate bills evidencing same.

         9. PUBLIC LIABILITY INSURANCE

         Tenant shall carry, at its own cost, comprehensive public liability insurance in an insurance company satisfactory to the Landlord with Landlord named as additional insured with limits of not less than $1,000,000 for bodily injury and death and $500,000 for property damages, which shall include a provision for thirty (30) days' advance written notice to the Landlord in the event of any pending change or cancellation of such insurance. If Tenant shall fail to take out or maintain such insurance, then Landlord may, at the Landlord's election, procure the same, which premium costs shall be additional rent hereunder due, it being expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed a waiver or release of the default of the Tenants in the payment thereof. Certificate of said insurance will be issued to Landlord within fifteen (15) days of the signing of this Lease by both parties. Tenant further agrees to indemnify and hold the Landlord and Landlord's Agent harmless against claims for injury or damages, whether to person or property, resulting from or in connection with the Tenant's use and

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occupancy of the leased premises, unless such accident or injury was caused by
Landlord's or Landlord's Agent's sole negligence.

         10. FIRE AND EXTENDED COVERAGE INSURANCE

         Landlord agrees to carry adequate fire and extended coverage insurance on the leased Premises. The entire sum awarded in the event of damage by fire or other causes shall belong to the Landlord. Should the occupancy of said space by Tenant increase in any way the premiums shall be forthwith paid by the Tenant on notice by Landlord or his Agent stating and giving the amount thereof based on the present rate, collectable as rent with like remedies for the nonpayment thereof.

         11. MAINTENANCE AND REPAIRS

         Landlord agrees to deliver possession of the Premises free of rubbish, broom clean and shall deliver all lighting tubes and fixtures and overhead doors in good working order. Tenant shall be responsible for the maintenance of the interior of the Premises including all lighting and general cleanliness and will keep the Premises in a safe and sanitary condition. Tenant shall also be responsible for replacement to the leased Premises and any other parts of the property in the event of any damage caused by Tenant, its employees or its invitees. Landlord will be responsible for maintaining the roof, sidewalls, external windows and foundation.

         12. ALTERATIONS

         Tenant will accept the Premises in its "as is" condition and is authorized at its own expense to make such alterations, repairs and additions to the leased Premises as it finds necessary for its purposes and as may be required under the Americans with Disabilities Act, and be permitted by laws and regulations in force at the time; but no alterations, repairs or additions which shall affect the structure of the building shall be made without first obtaining the written approval of the Landlord on each occasion; such approval shall not be unreasonably withheld. Tenant shall obtain no lien contracts for such alterations, additions and improvements. Upon termination of the Lease, building must be restored to its original state if so desired by Landlord. All such leasehold improvements shall constitute and become a permanent part of the Premises.

         13. SIGNS

         The Tenant may, at his own risk and expense, erect signs concerning its business on the exterior of the demised Premises, in places mutually agreed upon by Landlord and Tenant. Tenant

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agrees to maintain signs in good state of repair and shall save the Landlord harmless from any loss, cost or damage as the result of the erection, maintenance, existence or removal of the same. At the expiration of the term, or any renewals thereof, Tenant shall remove said signs and repair any damage caused by the erection, existence or removal of same. Such signs shall comply with any governing authority having jurisdiction thereof.

         14. COMMON USE AREA

         Tenant shall have the right to use in common with Landlord and other Tenants the following areas: The overhead door on the southerly end of the property and the common aisleway designated on the attached exhibit. The maintenance thereof shall be the responsibility of Landlord.

         15. DAMAGES

         If during the term of this Lease r renewal thereof, the Premises hereby demised are so damaged by fire or other casualty that, in the opinion of the Landlord the Premises are rendered unfit for Tenant's occupancy, or any damage which occurs in the last three (3) months of a lease term or renewal term, then this Lease shall cease and terminate from the date of such damage and Tenant shall immediately surrender the Premises to the Landlord who may enter and repossess the same. If by the exercise of reasonable diligence such damage can be repaired within thirty (30) days from the date of the occurrence thereof, the Landlord may enter and repair, and this Lease shall not be affected thereby, except that if a substantial part of the Premises has been rendered unfit for occupancy, a just portion of the rent, according to the extend of such damage, shall be canceled and abated for the period of such repair, but if such damage does not interfere in any manner with occupancy by the Tenant of the Premises herein demised, the rent shall not be apportioned or abated in any way. If said building of which all or a part are herein leased to Tenant is so damaged by fire or other casualty through the negligence of Tenant, then Tenant shall be liable to Landlord for any loss of income incurred through such damage. In addition, Tenant shall be held liable to Landlord for the replacement and repair of any damage caused through said negligence of Tenant excepting such amounts paid by Landlord's own insurance. In no event shall the Landlord or his Agent be held liable for any loss or damage sustained by Tenant.

         16. CONDEMNATION

         If all or any part of the building in which Tenant occupies space shall be taken or acquired by governmental authority or any corporation having the right to condemn through eminent domain

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or other proceedings, this Lease shall be terminated as of the date of such taking or acquiring and the rent shall be apportioned and paid to such date. The entire sum awarded for the Premises taken or acquired shall be paid and belong to the Landlord and shall not be diminished by the value of the leasehold of the Tenant or any party claiming under or through this Lease.

         17. ASSIGNMENT OR SUBLETTING

         Tenant may assign this Lease and/or sublet the whole or any part or parts of its demised Premises upon receiving the written permission of the Landlord, which consent shall not be unreasonably held, provided that Tenant shall remain liable for the performance of all terms and conditions of the Lease. In the event any assignment of subletting results in Tenant receiving rent or other related payments in excess of Tenant's financial obligations hereunder, Tenant agrees to pay to Landlord monthly one-half (1/2) of the amount by which such payments exceed its financial obligations hereunder.

         18. TRADE FIXTURES

         Tenant may, upon the termination of the Lease or any renewal thereof, remove any and all trade fixtures owned by Tenant which are not attached to the Premises or which may be removed without permanent injury to or defacement of the Premises, provided, however, that all rents have been fully paid and all covenants herein stipulated fully performed and, further, all damages, if any, to said Premises incident to such removal are promptly repaired.

         19. LANDLORD'S RIGHT TO ENTER

         Landlord and its agents shall have access to the elapsed Premises at all times for the purpose of general inspection, Landlord's repairs, protection against damage by fire and other hazards, and for the purpose of verifying the general compliance by Tenant with all applicable provisions of this Lease. Further, Landlord expressly reserves the right to enter the leased Premises within the last six (6) months of the Lease in order to show the Premises to prospective tenants and display a notice or sign "For Rent" and/or "For Sale" and to maintain the same as placed, and after the time Tenant abandons or vacates the Premises or otherwise defaults hereunder, to enter and decorate, remodel, repair, alter or otherwise prepare the premises for re-occupancy. The exercise of any such reserved right by the Landlord shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person.

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         20. QUIET POSSESSION

         Landlord covenants that they are seized in fee simple of the leased Premises; that they have the full right to make this Lease, and that if and so long as Tenant may not be in default here-under, Tenant shall quietly hold, occupy and enjoy the leased Premises under the conditions of this Lease.

         21. SUBORDINATION

         Tenant accepts this Lease and will subordinate it only to bona fide existing or future mortgage and financing or refinancing in connection therewith, secured by the leased premises and/or this leasehold, and will execute any instruments reasonably necessary to effect such subordinations which Landlord may require.

         22. CUMULATIVE REMEDIES

         No remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and each shall be continuous so that none shall be exhausted by being exercised on one or more occasions.

         23. DISTRAINT

         Tenant agrees that whenever rent or anything reserved as rent is unpaid and in default under this Lease, Landlord may seize or distrain all property of Tenant on the Premises, and sell the same on due legal notice for all rent and other payments due as rent, subject, however, to the definition of default as set forth in Paragraph 24.

         24. DEFAULT

         It is further agreed by and between Landlord and Tenant that, subject as hereinafter provided, if the Tenant shall default in payment of any installment of rent or breach any other term or condition of this Lease, or should an execution be issued against Tenant, bankruptcy proceedings be begun by or against Tenant, or an assignment be made by Tenant for the benefit of creditors, or a Receiver appointed for Tenant, then and in such case, the entire rent for the balance of said Term shall at once become due and payable as if by the terms of this Lease it were all payable in advance. In case of such assignment, bankruptcy proceedings,

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appointment of a Receiver or of a sale on legal process of Tenant's goods, subject as hereinafter provided, Landlord shall have the right to demand and receive rent for the balance of the term which shall be first paid out of the proceeds of such assignment, bankruptcy or Receiver's proceedings or sale on legal process, any law, usage or custom to the contrary notwithstanding. Inc case of any event of default by Tenant under this Lease and if permitted by law, Tenant hereby authorizes any attorney, as attorney for Tenant, at the sole request of Landlord to sign as agreement for entering in any competent court:

         (i) An amicable action and judgment in ejectment, or other process, against Tenant for possession of the leased Premises, and

         (ii) An amicable action and confession of judgment, or other summary judgment process, for all accelerated rents and other charges, costs and reasonable attorney's fees for collection.

         It is hereby understood and agreed that Tenant shall not be considered in default under Lease or as having breached any term, provision, condition, covenant or agreement of or under this Lease, except as to the payment of rent, unless and until Landlord shall have first given Tenant notice in writing by certified mail of such alleged default, breach or violation and Tenant has failed to correct or has not commenced to correct the same within a period of ten (10) days from receipt of such notice. All rights and remedies given to Landlord hereinafter including but not limited to the right to accelerate the rent, shall be ineffective and shall not be used or exercised by Landlord unless Tenant has failed to correct the alleged breach or violation within the aforesaid ten (10) day period.

         It is further agreed that if the premises at any time be deserted or improperly closed, Landlord may enter by force, without liability to prosecution or action therefor and may distrain for rent and also sublet the Premises as Agent for Tenant for any expired portion of the Term and receive the rent therefor and apply it to this lease.

         25. HOLDING OVER

         If Tenant shall remain in possession of all or any part of the Premises after expiration of the term of this Lease, then the Tenant shall be deemed as a tenant of the Premises from month to month and subject to all of the terms and provisions hereof, except only as to the Term of this Lease.

         26. TERMINATION

         Tenant shall, on or before the last day of the Term hereby granted or any extended term, or upon the sooner termination of this Lease, peaceably and quietly leave, surrender and yield up

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unto Landlord the leased Premises together with all alterations, additions and replacements thereon, free of subtenancies, broomclean and in good condition except for reasonable were and tear thereof, damage by the elements, fire, acts of God, insurrection, riot, invasion or acts of military power, waiving any and all laws now in force or which may be passed from time to time during the Term of this Lease which may be contrary to this provision.

         27. SALES CLAUSE

         It is understood and agreed that, in the event of a sale of the real estate of which the leased Premises are a part, this Lease shall, at the option of the Landlord, cease and terminate. Tenant agrees to give up quiet and peaceable possession upon ninety (90) days' written notice of such sale and desires of Landlord to terminate Lease due to such event.

         28. NOTICES

         Any and all notices, demand or communications required to be given hereunder shall be in writing and sent by Certified Mail: (2) if intended for landlord to Iversen Realty Co., P.O. Box 3611, Pittsburgh, Pa 15230-3611 and (b) if intended for Tenant to Mr. Andy Halapin, c/o Busch Co., 904 Mount Royal Boulevard, Pittsburgh, Pa 15223, or such other place as either Landlord or Tenant may designate.

         29. SUCCESSORS and ASSIGNS

         All rights, remedies, liabilities, covenants, conditions and agreements herein to or imposed upon either of the parties hereto shall inure to and be binding upon the successors and assigns of Landlord and Tenant insofar as this Lease and the terms created are assignable by the Term hereof.

         30. ENTIRE AGREEMENT

         This Lease contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successor in interest.

         31. APPLICABLE LAW

         It is understood and agreed that this Lease shall be interpreted in accordance with the Laws of the Commonwealth of Pennsylvania and no presumption shall be deemed to exist in favor of or against either party hereto by virtue of the negotiation, drafting and execution of this Lease.

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         IN WITNESS WHEREOF, the parties hereto set their hands and seals on the day and year first above mentioned.

SEALED AND DELIVERED IN THE
PRESENCE OF:

                                            LANDLORD

/s/ Alecia Mckee                            /s/ Lorene Iversen (agent)
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/s/ Alecia McKee                            TENANT
                                            /s/ Andrew Halapin
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